UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2004

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200, Norcross, Georgia	30093-2924

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 806-9918

Item 5. Other Items

     Subsequent to the earnings call on Friday, August 6, 2004, the Company decided to expand on its commentary on the second quarter of 2004 as follows:

     In reference to the several new deals won in recent weeks:

•	the cost-containment cross-sell to a top ten ProxyMed payer was to one of the MedUnite founders. We believe that this initial win is a small piece of the overall potential opportunity with the payer over time, and yet is estimated to be greater than $1 million on an annual basis initially.

•	the new EDI partnership was a take-away from our largest competitor in the EDI processing market. We expect that it will be a straightforward implementation as it is a large volume in a single connection, and we anticipate no enrollment delay as we will be receiving purely “participating” payer claims. We believe that as other claim aggregators come to the end of their current exclusive term with our competitors, we have an expanded opportunity to win that business to ProxyMed based on our emerging Web-based self-service tools and our flexible business model.

•	The new deals in aggregate total potential revenue of $5 to $6 million during the next 12 months, and $6 to $7 million on an annual, fully ramped basis.

Item 7. Financial Statements and Exhibits.

     (c) The following exhibits are included herein:

Exhibit 99.1 -	Press Release dated August 6, 2004, reporting financial results for the three and six months ended June 30, 2004.

Exhibit 99.2 -	Transcript of second quarter 2004 financial results teleconference call held on August 6, 2004.

Item 12. Results of Operations and Financial Condition.

     On August 6, 2004, ProxyMed, Inc. (the “Company”) announced its financial results for the three and six months ended June 30, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, on August 6, 2004, the Company held a teleconference call to report its financial and operating results for the quarter ended June 30, 2004. A transcript of the call, excluding questions from participants and answers from management is attached as Exhibit 99.2 to this Current Report of Form 8-K.

     The press release includes one or more non-GAAP financial measures within the meaning of Regulation G. With respect to each non-GAAP measure, the Company has disclosed the most directly comparable measure calculated and presented it in accordance with GAAP and a reconciliation of each GAAP measure to the most directly comparable GAAP measure. The Company believes that certain non-GAAP measures, including EBITDA, provide a meaningful measure of operating performance, especially relative to other competitors in the healthcare IT industry.

     In accordance with General instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     FORWARD LOOKING STATEMENTS — This document contains forward-looking statements that reflect the Company’s current assumptions and expectations regarding future events. While these statements reflect the Company’s current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a

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number of factors, including, but not limited to, the soundness of our business strategies relative to the perceived market opportunities; ProxyMed’s ability to continue to integrate the operations of PlanVista into its existing operations, the ability to identify suitable future acquisition candidates; the ability to successfully integrate any future acquisitions; ProxyMed’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; ProxyMed’s assessment of the healthcare industry’s need, desire and ability to become technology efficient; ProxyMed’s ability to win and expand business based on the Company’s web-based self-service and flexible business model; and ProxyMed’s ability and that of its business associates to comply with various government rules regarding healthcare and patient privacy. For further cautions about the risks of investing in ProxyMed, we refer you to the documents we file from time to time with the Securities and Exchange Commission, particularly the Company’s Form 0-K for the year ended December 31, 2003, and ProxyMed’s registration statement on Form S-4 relating to the merger with PlanVista, which we strongly urge you to read. ProxyMed expressly disclaims any intent or obligation to update any forward-looking statements. When used, the words “believes”, “estimated”, “expects”, “anticipates”, “may” and similar expressions are intended to identify forward-looking statements.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: August 9, 2004	/s/ Gregory J. Eisenhauer
Gregory J. Eisenhauer, Executive Vice
President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated August 6, 2004 reporting financial results for the three and six months ended June 30, 2004.

99.2	Transcript of second quarter 2004 financial results teleconference call held on August 6, 2004.

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